Exhibit 10.1

Amegy Bank Business Credit

PURCHASE AND SALE AGREEMENT/SECURITY AGREEMENT

(FACTORING AGREEMENT)

THIS PURCHASE AND SALE AGREEMENT/ SECURITY AGREEMENT (this “Agreement”) is made by and among ZIONS BANCORPORATION, N.A., doing business as AMEGY BANK BUSINESS CREDIT, with its factoring operations located in Houston, Texas (“Purchaser”) and KOIL ENERGY SOLUTIONS, INC., a Delaware corporation (“Seller”, whether one or more, individually and collectively, jointly and severally).

WHEREAS, Seller desires from time to time to sell accounts receivable and other rights to Purchaser, thereby engaging in account purchase transactions as set forth in Sections 306.001(1) and 306.103 of the Texas Finance Code and Section 9.109(e) of the Texas Business Commerce Code (the “UCC”); and

WHEREAS, the parties desire to enter into an agreement which will control their course of dealing with respect to the purchase and sale of such accounts receivable and other rights;

NOW, THEREFORE, Purchaser and Seller do hereby agree, in consideration of the mutual promises herein contained, as follows:

Section 1. Purchase and Sale of Accounts Receivable and other Rights.

Seller hereby sells, assigns, transfers, conveys and delivers to Purchaser, and Purchaser hereby purchases and receives from Seller free and clear of any liens or Disputes (as defined below), all rights, title and interests of Seller in the accounts receivable and other forms of rights to payment, whether tangible or intangible, whether billed or unbilled, described on any Schedule of Accounts (a “Schedule”) attached hereto and made a part hereof, or hereafter submitted by Seller and accepted by Purchaser (the specific accounts receivable and rights to payment described on such Schedule(s) being herein called the “Receivables”). “Receivables” includes, but is not limited to, all electronic, intangible or unbilled receivables, whether documented in the form of a traditional paper invoice or contained within an electronic database or evidenced only in soft copy; said receivables being referred to herein from time to time as “electronic” Receivables, Seller represents and warrants that true and correct copies of the invoices for the Receivables will be provided to Purchaser immediately upon demand. Seller represents and warrants that an adequate description of such Receivables will be reflected on each submitted Schedule, and that such other documents will be provided to Purchaser upon request that will adequately buttress said Receivables (e.g. purchase orders, bills of lading, and computer records), such that Purchaser, and the relevant account payor, would be able to identify, reference and validate the payment obligation. Future purchases and sales of accounts receivable and other rights will be based on the completion and execution of additional Schedules in a form provided by Purchaser and submitted in a manner directed by Purchaser. Purchaser may direct that Schedules be submitted through an approved online portal as directed by Purchaser from time to time. Successful submission or delivery of a Schedule does not constitute acceptance by Purchaser. Acceptance shall be manifested when the relevant Schedule is countersigned by Purchaser or payment of the Purchase Price is tendered (to Seller or into Reserve). Seller is responsible for managing and safeguarding against the unauthorized submission of a Schedule, and any Schedule submitted to Purchaser that purports to be from anyone acting on behalf of Seller may be accepted as such by Purchaser, and Seller indemnifies and holds Purchaser harmless from and against any claim related thereto. Seller agrees to grant to Purchaser access to any and all account debtor payment databases, and to procure or provide Purchaser with all login and password information related thereto. Seller hereby indemnifies and holds Purchaser harmless from and against any claims or damages from any account debtor regarding Seller’s grant of such access to Purchaser. Upon execution by both Purchaser and Seller (or any one of Seller, if more than one) of such a schedule, the accounts receivable or other rights described therein shall become Receivables subject in all respects to the terms of this Agreement. Any amounts advanced by Purchaser pursuant to any future purchase and sale of accounts receivable and other items will be deemed to be a future advance by Purchaser, and the corresponding obligations of the Seller with respect to such accounts receivable and other rights shall be deemed to be an obligation covered by this Agreement. Notwithstanding the creation of a security interest herein, as defined below, Purchaser shall not be a fiduciary of Seller, and the relationship of the parties hereto shall be that of Purchaser and Seller of accounts, and not that of lender and borrower.

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Section 2. Charge-Back; Repurchase Obligation.

Purchaser shall have the right to charge back any Receivable to Seller and Seller shall have the obligation to repurchase such Receivable (“Charge-Back”), if (a) the Receivable is not paid to Purchaser within 90 days from the invoice date (the date the Receivable was created, as reflected on the face of the invoice), at which time it will be deemed to be in Dispute or (b) any Dispute arises with respect to such Receivable, or (c) Seller or Purchaser discovers or determines that any representation or warranty made by Seller in this Agreement or in any document executed in connection with this Agreement (the “Purchase Documents”) is false or misleading, or (d) Seller breaches any covenant or agreement contained in this Agreement or in any Purchase Document or is otherwise in default hereof. “Dispute,” as used herein, means any dispute, deduction, claim, offset, defense or counterclaim of any kind pertaining to the Receivable or to the goods or services giving rise thereto asserted by the party obligated thereon, regardless of the final outcome or merit thereof. Upon Charge-Back of any Receivable, Seller shall pay to Purchaser on demand an amount equal to the Gross Amount of the Receivable (the face amount of the Receivable), less rebate of Discount, if any, less any payments made on such invoice to Purchaser. Purchaser may, in its discretion, in addition to the right of setoff which is hereby retained, subtract all or any portion of such amount from any refund, rebate or other obligation owed by Purchaser to Seller, subtract such amount from the Purchase Price for the next Receivable sold, or otherwise charge Seller for such amount. Upon Purchaser's receipt of the amount required by this Section, in collected funds, ownership of the Receivable shall re-vest in Seller, subject to Purchaser's security interest and rights of recoupment and/or setoff. Purchaser may provide a Schedule “B” for documenting repurchases. However, the use or attempted use of such Schedule “B” shall not diminish, alter, negate or waive Purchaser’s right to unilaterally effectuate a repurchase without such Schedule “B” (e.g. through offsets and recoupment against the Reserve or the purchase of future Receivables).

Section 3. Invoices; Collection; Power of Attorney.

If requested by Purchaser, Purchaser shall mail all invoices to Seller's customers in each instance relating to any Receivable and any other accounts receivable of Seller, and Seller shall provide the original invoice and one copy to Purchaser ready for mailing to the customers. Regardless, all invoices relating to any Receivable and any other accounts receivable of Seller shall plainly state on their face in language acceptable to Purchaser that the amounts payable thereunder are to be paid to a post office box (“lockbox”) owned and controlled by Purchaser, to be provided by Purchaser, but at Seller’s expense. Seller is mandated to subscribe and pay for such lockbox services. Purchaser may utilize a third party for such lockbox services. The lockbox services are in furtherance hereof, but any third party lockbox agreements are separate and distinct herefrom. If the physical address of the lockbox is located outside of Texas, it shall not affect or alter the nature of this factoring agreement, including its express forum selection and governing law clauses. In the case of electronic Receivables, if requested by Purchaser, and immediately upon demand, Seller shall provide Purchaser with access to Seller’s computer files and databases, and all other records, including access to account payor databases (e.g. passwords, links and entry to online billing programs), for the purposes of obtaining, identifying and verifying information related to such Receivables. Additionally, if requested by Purchaser, Seller agrees to furnish the original purchase order or other similar documents from Seller's customer, evidence of shipment of the related merchandise or performance of services rendered and a written assignment of any Receivable, all in a form satisfactory to Purchaser. If requested by Purchaser, all invoices relating to Receivables and any other accounts receivable shall plainly state on their faces in language acceptable to Purchaser that the amounts payable thereunder have been assigned to and are payable directly to Purchaser. If payment is made to Seller under any circumstance, such payment shall be held in trust by Seller for Purchaser and shall not be negotiated or commingled in any way with the Seller's funds. Within one Business Day after receipt thereof, Seller shall deliver any such payments to Purchaser in the original form as received by Seller, endorsed as required by Purchaser. In the event that Seller fails to deliver to Purchaser any payment or proceeds that it may receive with respect to any Receivable, within the one Business Day delivery deadline provided herein, Seller will pay to Purchaser a Misdirected Payment Fee equal to fifteen (15%) percent of the misdirected payment or proceeds, payable immediately upon its failure to timely deliver such item or items. Said fee shall not be considered or construed as interest. Seller’s agreement to pay such a fee and Purchaser’s acceptance of such a fee shall not be deemed a waiver or acquiescence by Purchaser of Seller’s obligation to promptly deliver to Purchaser’s possession all collections on all Receivables no later than the next Business Day, and pay all other Obligations. The Misdirected Payment Fee, along with the misdirected payment or proceeds, shall be due immediately to Purchaser without notice or demand, and the collection of this fee shall be cumulative with all other remedies available to Seller in the collection of all Obligations. Purchaser is hereby irrevocably authorized to open, cash, endorse and otherwise collect all checks and other forms of payment tendered in payment of each Receivable and in payment of any other accounts receivable, in the name of and as attorney-in-fact for Seller, and to direct Seller's customers to make payment to a different name and/or location. This power of attorney is coupled with an interest. However, no fiduciary duty is created by this power of attorney and any such duty is expressly disclaimed by Purchaser.

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Section 4. Recoupment Rights of Purchaser.

Upon an Event of Default, Purchaser shall have the right at all times, in its discretion, to recoup all or any designated portion of the Obligations (hereinafter defined) or any other amounts which Seller may owe to Purchaser in such a manner as Purchaser may determine, at any time and without notice to Seller from:

(a)                         any and all deposits (general or special, time or demand, provisional or final) or other sums at any time credited by or owing from Purchaser to Seller; and/or

(b)                        all or any portion of such amount from any refund, rebate or other obligation owed by Purchaser to Seller.

The rights and remedies of Purchaser hereunder are in addition to other rights and remedies (including, without limitation, to the rights of setoff) which Purchaser may have.

Furthermore, in order to satisfy any of the Obligations hereunder, Purchaser is hereby authorized by Seller to initiate electronic debit or credit entries through the ACH system to any deposit account maintained by Seller wherever located.

Section 5. Transfer of Related Interests.

In addition to the Receivables, Seller hereby sells, assigns, transfers, conveys and delivers to Purchaser all other rights and interests (but not obligations) now or hereafter existing in connection with the Receivables, including, but not limited to liens, security interests and guarantees securing payment of the Receivables, Seller’s rights to access an account payor’s online vendor billing system or other such electronic database (including rights to passwords, user names and other similar rights), Seller's interest in returned goods arising with respect to the Receivables, and other rights and remedies of Seller related to the Receivables such as rights of stoppage in transit, replevin, reclamation and lawsuits to collect the Receivables. If any Receivable is ever represented by a promissory note or other written evidence of obligation, Seller shall deliver the same to Purchaser duly endorsed by Seller to Purchaser.

Section 6. Further Assurances.

Seller agrees to execute and deliver to Purchaser such notices of assignment and other documents as Purchaser may request to further document the sale and assignment of Receivables hereunder.

Section 7. No Obligation to Purchase Further Receivables.

Notwithstanding anything to the contrary contained herein, Seller specifically acknowledges and agrees that Purchaser has the right to approve or reject future accounts receivable or other items of any kind proposed for sale under this Agreement IN ITS SOLE DISCRETION, and no course of conduct shall establish any commitment to purchase future accounts receivable or other items of any kind. Additionally, and not by way of limitation, Seller will not offer for sale and Purchaser will not purchase accounts receivable that are aged greater than forty five (45) days from the date of the invoice, or that are otherwise past due.

Section 8. Terms - Seller's Customers.

Except as may otherwise be agreed to from time to time, the terms of all Receivables shall not exceed sixty (60) days. Seller shall not modify or vary the terms of sale, terms of payment, or location of payment set forth in the invoice relating to any Receivable without Purchaser's written consent.

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Section 9. Purchase Price; Discount.

The Purchase Price (herein so called) for the Receivables shall be the Gross Amount of the Invoice minus the Discount. The “Gross Amount of the Invoice” shall mean the total invoice amount, including any miscellaneous charges such as sales taxes and delivery charges, less any early payment or special discounts offered to Seller's customer. “Discount” means 15% of the Gross Amount of the Invoice for an Invoice wherein the Account is generated by Seller’s rendering of services or selling of goods on a time and materials basis, and 25% of the Gross Amount of the Invoice wherein the Account is generated by Seller’s rendering of services or selling of goods on a milestone billing basis. For purposes hereof, the terms “time and materials” and “milestone billing” shall have those meanings ascribed to them as commonly understood among Seller’s industry, and as ultimately determined in Purchaser’s sole discretion. The Purchase Price for any Receivable shall be paid only after execution by Seller and acceptance by Purchaser of a Schedule covering such Receivable. The Discount shall be deemed fully earned upon purchase of each Receivable in consideration of the overall manpower, effort and expense associated with Purchaser's performance hereunder, which Seller acknowledges is fair and reasonable consideration for the Discount. Furthermore, Seller agrees to pay Purchaser a Minimum Monthly Discount Fee of $1,000, beginning on the 1st full month after purchasing an Account under this Purchase and Sale Agreement / Security Agreement. Furthermore, a fee may be assessed for each Schedule that Seller requests to be expedited or funded the same day, to be deducted from that Schedule. A fee may also be assessed for each Reserve disbursement that Seller requests to be expedited or funded the same day, to be deducted from that Reserve disbursement. These fees may be changed from time to time without notice to Seller. Seller will also be charged an origination fee of $0, payable upon execution hereof, and a $5,000 documentary fee, to be deducted from the first Schedule. Audits may be conducted by Purchaser from time to time and all audit fees may also be assessed and deducted from Reserves. Seller shall also be charged a Minimum Invoice Fee of $n/a. Said fees shall not be considered or construed as interest.

Section 9A. Dormant Accounts.

The Minimum Monthly Discount Fee will be waived by Purchaser, in the event the Total Monthly Fees (defined below) are greater than or equal to the Minimum Monthly Discount Fee. However, for any given month, if the factoring of accounts contemplated hereunder becomes dormant in Purchaser’s sole discretion, based on the general criteria described below, then the Minimum Monthly Discount Fee shall be increased incrementally by $500.00 for each such month. At Purchaser’s election, the increase may later be reversed incrementally by $500.00, should the dormancy be cured. Generally speaking, a dormant account is one in which the purchase and sale of receivables hereunder is not sufficient to generate Total Monthly Fees that are greater than or equal to the Minimum Monthly Discount Fee for 3 or more consecutive months. The increase referred to herein may be assessed in arrears, following the applicable dormant month. The purpose of this provision is to compensate Purchaser for the time and effort required to implement this factoring facility, including the labor required to notify account debtors, monitor the relationship, generate the Reports and maintain the operation of the associated lockbox account(s).

Section 10. Rebate of Discount.

As an inducement for Seller to sell only invoices from which prompt payment can be expected, Purchaser will remit a rebate of part of the Discount as follows (any such rebate being referred to as a “Rebate” or “Rebate of Discount”):

If the Receivable is paid within 90 days of purchase by Purchaser, a rebate of 15.00% of the Gross Amount of the Invoice (for time and materials Accounts) and 25% of the Gross Amount of the Invoice (for milestone billings), in each case LESS a Variable Discount Amount ("Variable Discount Amount", defined below) will be remitted to Seller; and,

At Purchaser’s election, if the Receivable is paid more than 90 days after the date of purchase by Purchaser, a rebate of 13.00% of the Gross Amount of the Invoice (for time and materials Accounts) and 23% of the Gross Amount of the Invoice (for milestone billings) of the Gross Amount of the Invoice LESS a Variable Discount Amount will be remitted to Seller.

The Rebate provided for Receivables paid after 90 days from the date of purchase is in no way to be construed as a waiver of Purchaser’s remedies upon Default or Dispute, should a rebate be remitted on any invoice that is 90 days or more past due, and is not a waiver of Purchaser’s Charge-Back rights.

The Variable Discount Amount shall be computed as Wall Street Journal Prime Rate (the “Index”) plus 2.00%, adjusted daily to reflect changes in the Index, multiplied by the Purchase Price of the Receivable, divided by 360, and multiplied by the number of collection days. Being a general reference index, the Index is subject to change from time to time as Purchaser may deem appropriate, however, the Index change will not occur more often than once each day. The Index has a floor and at no time shall it be less than 8.00% for the purposes of this Agreement. If the published rate in The Wall Street Journal is expressed as a range on any applicable date, then the Index shall be the average between the high and low of that range. If The Wall Street Journal ceases to publish a prime rate, Purchaser may refer to another similar source to calculate the Index. The Variable Discount Amount is subject to change, with prior notice by telephone, or any facsimile notice from Purchaser to Seller. This amount shall in no way be interpreted or construed as interest but only as a guideline to calculating the Rebate. Rebates and other such sums shall be deposited into an account held with Purchaser in the name of Seller. Any sums received, including wire transfers and ACH payments, may be held by Purchaser for a commercially reasonable time (no less than 5 business days) to verify that such payments clear proper channels and do not get recalled, rejected or reversed. The Rebate of Discount will be calculated on the day of collection of such invoices, and any Rebates will be remitted to Seller from time to time, pursuant to Section 20, subject to Purchaser’s rights of offset.

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Section 11. Security Interest.

For the purpose of securing Purchaser (referred to in this Section as “Secured Party”) in the payment of the Obligations (hereinafter defined), Seller (referred to in this Section as “Debtor”) hereby grants a lien and security interest to Purchaser in the following assets, now owned or hereafter acquired by Seller (the “Collateral”):

(a)                         All present and future accounts, contract rights, general intangibles, investment property, chattel paper, documents, instruments, inventory, equipment, farm products, fixtures, other goods, minerals, money, payment intangibles, commercial tort claims, and deposit accounts, wherever located, now owned or hereafter acquired by Debtor, and any and all present and future tax refunds of any kind whatsoever to which Debtor is now or shall hereafter become entitled.

(b)                        All present and future increases, profits, combinations, reclassifications, improvements, and products of, accessions, attachments, and other additions to, tools, parts, and equipment used in connection with, and substitutes and replacements for, all or part of the property heretofore described.

(c)                         All present and future accounts, general intangibles (including trademarks, patents and copyrights), chattel paper, documents, instruments, cash and noncash proceeds, and other rights arising from or by virtue of, or from the voluntary or involuntary sale or other disposition of, or collections with respect to, or insurance proceeds payable with respect to, or proceeds payable by virtue of warranty or other claims against manufacturers of, or claims against any other person or entity with respect to all or any part of the property heretofore or hereafter described.

(d)                        All present and future security for the payment to Debtor of any of the property heretofore described and goods which gave or will give rise to any of such property or are evidenced, identified, or represented therein or thereby.

(e)                         Any and all contracts, subcontracts, and agreements, written or oral, between Debtor and any other party, and between parties other than Debtor, in any way relating to the supplying of labor, supplies or other services therefor.

(f)                         All of the right, title, and interest of Debtor in, to, and under any and all (i) contracts, licenses, and permits, whether such contracts, licenses, and permits are now or at anytime hereafter existing; and, (ii) all amendments and supplements to and renewals and extensions of such contracts at any time made, and together with all rebates, refunds or deposits, and all other sums due or to become due under and pursuant thereto and together with all powers, privileges, options, and other benefits of Debtor under such contracts.

(g)                        All of the right, title, and interest of Debtor in and to all building and construction materials, machinery and equipment.

(h)                        All money, instruments, and other property of Debtor now or hereafter held by Secured Party.

(i)                         All deposits (general or special, time or demand, provisional or final) and other accounts of Debtor now or hereafter on deposit with or held by Secured Party and all other sums at any time credited by or owing from Secured Party to Debtor.

(j)                          Proceeds and Products of any of the foregoing in any form. Terms used above have the meanings assigned in the Uniform Commercial Code as in effect in the State of Texas (the “UCC”). Purchaser shall have all the rights and remedies provided to a secured party under the UCC, including the right to file one or more financing statements, as further described below. Seller and Purchaser agree that to the extent Purchaser exercises or is deemed to exercise its rights under this Agreement as a secured party, Purchaser shall account for the proceeds of the accounts receivable and Receivables, deal with the disposition of the accounts receivable and Receivables, and permit Seller to redeem the accounts receivable and Receivables in the same manner provided for elsewhere in this Agreement. Purchaser's compliance with its obligations regarding collection and/or disposition of Receivables and accounts receivable and other rights which are described in this Agreement shall fulfill Purchaser's duties and obligations as a secured party pursuant to Sections 9.601 through 9.604 of the Texas Business and Commerce Code. Purchaser shall not be deemed to accept the accounts receivable and Receivables in discharge of Seller's obligations to Purchaser unless Purchaser sends Seller express written notice of Purchaser's intent to do so. Seller hereby agrees not to grant a security interest, junior or otherwise, or encumbrance of any kind, in the Collateral to any other entity without the prior express written approval of Purchaser. In furtherance thereof, Purchaser may include the following language on any UCC filing:

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NOTICE - Pursuant to an agreement between Debtor and Secured Party, Debtor has agreed not to grant a security interest in the Collateral, described herein and in any future commercial tort claims to any other secured party. Accordingly, the acceptance of any such security interest by anyone other than the above Secured Party is likely to constitute the tortious interference with Secured Party's rights.

In the event that any entity is granted a security interest in Debtor's accounts, chattel paper, general intangibles or other assets in a manner contrary to the above, the Secured Party asserts a claim to any proceeds thereof received by such entity.

Furthermore, Seller authorizes the Purchaser at any time and from time to time to file any initial financing statements and amendments thereto that:

(a)                         indicate the Collateral as all assets of the Seller or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC, or as being of an equal or lesser scope or with greater detail;

(b)                        contain any other information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether the Seller is an organization, the type of organization, and any organization identification number issued to the Seller and, (ii) in the case of a financing statement filed as a fixture filing or indicating Collateral as extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates;

(c)                         contain a notification that the Seller has granted a negative pledge to the Purchaser, and that any subsequent lienholder or potential secured party may be tortuously interfering with Purchaser’s rights; and

(d)                        advises third parties that any notification of Seller’s account debtors will interfere with Purchaser’s collection rights.

In recognition of the Purchaser's right to have its attorneys' fees and other expenses incurred in connection with this Agreement secured by the Collateral, notwithstanding payment in full of all Obligations by Seller, Purchaser shall not be required to record any terminations or satisfactions of any of Purchaser's liens on the Collateral unless and until Seller has executed and delivered to Purchaser a general release in a form acceptable to Purchaser and substantially similar to that Release attached hereto and made a part hereof as Exhibit “A”. Seller understands that this provision constitutes a waiver of its rights under Section 9.513 of the UCC.

Seller shall maintain insurance on the Collateral and all other insurable property owned or leased by Seller in the manner, to the extent and against at least such risks (in any event, including but not limited to fire and business interruption insurance) as usually maintained by owners of similar businesses and properties in similar geographic areas. All such insurance shall be in amounts and form and with insurance companies acceptable to Purchaser in its sole discretion. Seller shall furnish to Purchaser: (a) upon written request, any and all information concerning such insurance carried; (b) as requested by Purchaser, loss payable endorsements (or their equivalent) in favor of Purchaser. All policies of insurance shall provide for not less than thirty (30) day’s prior written cancellation notice to Purchaser.

Notwithstanding the creation of a security interest herein, Purchaser shall not be a lender or fiduciary of Seller. Use of the terms “Debtor” and “Secured Party” herein are for reference only. The relationship of the parties hereto is that of Purchaser and Seller of accounts, and not that of lender and borrower. When Purchaser purchases an account receivable that serves as Collateral hereunder, it then becomes Purchaser’s property.

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Section 12. Creation and Enforcement of Payment “Obligations”.

In the event that Purchaser determines in its sole discretion to Charge Back any Receivable(s) in accordance with Section 2 of this Agreement, the amount of the Charge Back, together with any costs incurred by Purchaser described in Section 34 of this Agreement, shall be an obligation secured by the Security Interest contained in Section 11 of this Agreement. All of the obligations described in this Section, as well as any other obligation of Seller to Purchaser whether created heretofore, herewith or hereafter, and including traditional loan obligations or credit card obligations incurred under separate instruments, and including further any separate credit card obligations or separate commercial revolving loan accounts, are defined for purposes of this Agreement as Seller's “Obligations”.

In the event of a Default under Section 13 of this Agreement the Obligations will bear interest in accordance with Section 15 of this Agreement. Proceeds of disposition of the Collateral shall be applied to pay the Obligations in the order specified in Texas Business and Commerce Code Section 9.615.

Section 13. Events of Default.

An “Event of Default” shall be deemed to exist under this Agreement in the event of any of the following:

(a)                         any of the events specified in clauses (a) through (d) of Section 2 occur, regardless of whether Purchaser has exercised any right to recoup or Charge-Back in connection with such event;

(b)                        Dissolution, cessation or termination of Seller’s business, or should Seller’s business be placed in receivership or bankruptcy;

(c)                         The loss, sale, levy, destruction, attachment, seizure or other encumbrance of the Collateral should take place; or

(d)                        Seller defaults in the payment or performance of any other provision of this Agreement or any other agreement now or hereafter entered into with Purchaser or any third party.

The occurrence of any Event of Default under this Agreement shall be a “Default” which entitles Purchaser to exercise any applicable rights and remedies under:

(a)                         any security interest granted to Purchaser to secure payment and performance of the Obligations of Seller hereunder; and

(b)                        all other applicable sections of this Agreement or any document executed in connection herewith.

Section 14. Purchaser's Remedies upon Seller's Default.

In the event Seller is in Default, Purchaser shall have the right, in addition to any other right or remedy available under applicable law, but not the obligation, in Purchaser's own name, or in the name of Seller, to take any one or more of the following actions, simultaneously or in such sequence as Purchaser shall determine in Purchaser's sole discretion:

(a)                         exercise all recoupment or setoff rights which Purchaser may have under this Agreement or under applicable law;

(b)                         require Seller to repurchase, for cash or cash equivalent, all or any part of the Receivables sold to Purchaser under this Agreement for the Purchase Price plus the Discount less: (1) any applicable rebates and

(2) any payments or collections received on any Receivable;

(c)                         exercise all the rights of a “Financing Agency” who has purchased the Receivables under UCC Section 2.506;

(d)                         proceed, without additional notice to Seller, to foreclose under the Security Interest granted under Section 11 above and to exercise all other legal and equitable remedies against any guarantor or other person who may be liable with Seller;

(e)                         exercise all other rights and remedies available to Purchaser.

Purchaser may use the Power of Attorney described in Section 3 of this Agreement in order to exercise any of the remedies described in this Section, which are cumulative and not exclusive.

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Section 15. Interest on Obligations upon Default.

All Obligations of Seller to Purchaser which become due and unpaid upon Seller's Default pursuant to Sections 13 and 14 of this Agreement shall bear interest at the rate of 16% (Sixteen per cent) per annum. Interest will accrue on such unpaid Obligations during the period beginning on the tenth day following the date on which Purchaser makes written demand on Seller to repurchase the Receivable(s) and ending on the date the Obligations are fully satisfied.

Section 16. Verification of Receivables and Accounts; Collection by Purchaser.

Purchaser is authorized, but not obligated, to collect, sue for and give releases for all monies due on all Receivables. Purchaser is authorized to contact Seller's account debtors at any time for purposes of verification or collection of each Receivable and any of Seller's other accounts receivable. Seller shall cooperate with Purchaser to the maximum extent possible to provide information necessary for Purchaser to accomplish this verification or collection. Upon request by Purchaser, Seller shall provide all information requested by Purchaser pertaining to Receivables and other accounts receivable of Seller, including but not limited to copies of invoices, account balances, and names and addresses of account parties. Before or after Default hereunder, as to both Receivables and other accounts receivable of Seller, Purchaser is authorized to forward statements and invoices directly to account debtors, and to direct that payment be made to Purchaser or any other address designated. Seller agrees to furnish Purchaser, upon request, any and all papers, documents or records of whatever nature related directly or indirectly to any Receivable and any other account receivable of Seller, and to cooperate generally in all matters related to the collection of Receivables. In the event any merchandise represented by a Receivable shall be returned to or repossessed by Seller, such merchandise shall be held by Seller in trust for Purchaser, separate and apart from the Seller's own property, and subject to Purchaser's directions and control.

Section 17. Representations and Warranties of Seller.

Seller hereby represents, warrants and guarantees to Purchaser as follows:

(a)                         that the information contained in the application previously or hereafter submitted by Seller, Seller's financial statements and all other materials previously or hereafter submitted in connection herewith are true, correct and complete in all respects;

(b)                        all federal, state and local tax returns and payments of any kind due or owing by Seller have been timely filed and paid, and no part of the Purchase Price for any Receivable shall be used to pay any wage or salary unless appropriate withholdings have been deposited;

(c)                         execution of each Schedule by Purchaser will thereby vest in Purchaser absolute ownership of each Receivable free from any security interests, liens, claims or equities of third parties;

(d)                        Seller is the sole owner of and has good, free and unencumbered title to each Receivable and the Collateral;

(e)                         execution and performance of this Agreement has been duly authorized by all necessary actions and this Agreement and all the other documents executed in connection herewith are legal, valid and binding obligations of Seller, enforceable against Seller in accordance with their terms;

(f)                         no other factoring, sale, assignment, lien, security interest or pledge exists against any Receivable;

(g)                        each Receivable is based upon a bona fide sale of goods or services and represents a completed delivery or completed furnishing of property or services in fulfillment of all the terms and provisions of a fully executed and unexpired contract with the account debtor and is a valid and enforceable obligation of the account debtor;

(h)                        each account debtor has accepted goods or services covered by the applicable Receivable;

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(i)                         all Receivables are current, are not past due, have not been paid in whole or in part, are outstanding in the amounts reflected in the applicable Schedule and are not and will not be subject to any dispute or claim as to price, quality, quantity, workmanship, delay in shipment, set off, counterclaim or other defense;

(j)                          no product or service was provided on a guaranteed-sale basis or “buy-back” agreement, and the account debtor has not and will not claim any defense of any kind or character or object for any reason whatsoever against payment of such Receivable;

(k)                         Seller's chief executive office and the location where all books and records pertaining to each Receivable are kept are at the address shown below for notice to Seller;

(l)                          Seller is solvent, properly licensed and authorized to operate its business under the name designated herein, and is in good standing with and duly organized under the laws of the jurisdiction under which it was organized or incorporated, and has the requisite authority to transact business in each state in which it is engaged in business;

(m)                        Seller uses no trade name or pseudonym that has not been disclosed to Purchaser in writing;

(n)                         no petition in bankruptcy has been filed by or against Seller nor has Seller filed any petition seeking an arrangement of its debts or for any other relief under the Bankruptcy Code of the United States;

(o)                        that no application for appointment of a receiver or trustee for all or a substantial part of Seller's property is pending;

(p)                         Seller has made no assignment for the benefit of creditors;

(q)                         Seller does not own, control or exercise dominion over, in any way whatsoever, the business of any account debtor on any Receivable;

(r)                          to the best of Seller's knowledge, the account debtor is not insolvent or the subject of any bankruptcy or insolvency proceeding and has not made an assignment for the benefit of creditors, suspended normal business operations, dissolved, liquidated, terminated its existence, ceased to pay its debts as they become due, or suffered a receiver or trustee to be appointed for any of its assets or affairs;

(s)                         a financing statement in favor of Purchaser in a form provided by Purchaser is of record in all jurisdictions and filing offices necessary or appropriate to perfect Purchaser's ownership of the Receivables, subject to no other filings, and there is not of record, in any jurisdiction or filing office, any financing statement, notice of lien, tax lien, notice of assessment, assessment, assignment, charge, or other instrument of any kind covering any Receivable;

(t)                         all Receivables arise from services rendered or products sold to commercial entities for business purposes and not for personal, family, or household purposes;

(u)                        Seller is not in default in any material respect under any loan agreement, indenture, mortgage, security agreement, or other material agreement or obligation to which it is a party or by which any of its properties may be bound;

(v)                         there is no action, suit, investigation, or proceeding before any court, governmental authority, or arbitrator pending, or to the knowledge of Seller, threatened against or affecting Seller, that would, if adversely determined, have a material adverse effect on the financial condition or operations of Seller;

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(w)                        there are no outstanding judgments against Seller;

(x)                         all of Seller's statements, representations and warranties contained in any applications or other documents submitted to Purchaser in connection herewith are true, complete and correct in all respects;

(y)                        Seller has not received, and has not relied upon, any representation or warranty form any third party concerning Purchaser’s products or services, or the terms or conditions thereof, including products or services described in this Agreement.

(z)                         the Collateral is not related to transactions involving the sale of farm products;

(aa)                       each of the Receivables was generated incident to an arm’s length transaction with the party responsible for payment of the Receivable, and none of the Receivables are related to sales to any entity which is affiliated with Seller in any way;

(bb)                      each electronic Receivable has sufficient attendant documentation to verify that the goods and/or services giving rise to the payment obligation were actually rendered or delivered, as the case may be, even though the electronic Receivable may be “unbilled” and even though a paper invoice may not have issued to the account payor; and

(cc)                       none of the receivables submitted to Purchaser for purchase on any Schedule shall be accounts wherein the account debtor is a customer of Seller that sells products or services to Seller or that extends credit to Seller on any basis (“Contra Accounts”).

(dd)                      unless a Foreign Receivable Addendum is executed, Seller will not offer for sale any foreign receivable, whereby the account debtor, and therefore the payment obligation or collection, is outside the United States.

(ee)                       Seller is not an equipment rental company, and no receivables will be offered for sale to Purchaser that are generated from the sale, lease or other disposition of leased equipment.

(ff)                        Seller is not, and none of Seller’s Receivables are due from account debtors that are, a marijuana distributor, dispensary, or cultivator, whether intended for medical or recreational purposes, and regardless of whether or not such activity is legal under any law, and neither Seller nor any Guarantor or any principal of Seller is an owner, stakeholder or in control of, employee of, or entity (individual or business) related to any such marijuana business. Furthermore, no such marijuana business is a tenant in property owned in full or in part by Seller, even if the property is not taken as Collateral to secure the Obligations.

SELLER HAS CAREFULLY CONSIDERED THE REPRESENTATIONS AND WARRANTIES CONTAINED HEREIN AS THEY RELATE TO EACH RECEIVABLE, AND UNDERSTANDS THAT ALL REPRESENTATIONS AND WARRANTIES MADE BY SELLER SHALL BE DEEMED REAFFIRMED BY SELLER UPON EXECUTION OF EACH SUPPLEMENTAL SCHEDULE HERETO. SELLER ACKNOWLEDGES THAT ANY KNOWING OR RECKLESS ERROR OR OMISSION MADE BY SELLER IN THE REPRESENTATIONS OR WARRANTIES MADE HEREIN MAY SUBJECT SELLER TO CIVIL AND CRIMINAL PENALTIES, IN ADDITION TO CIVIL LIABILITY.

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Section 18.  Certain Covenants of Seller.

Seller covenants and agrees that it will not, without prior, written notice to and written approval from, Purchaser:

(a)                        move either its chief executive office or the location where books and records pertaining to the Receivables are kept to a location outside of the location specified in the section entitled “Notices”, below;

(b)                         use any trade name;

(c)                         change its name or convert its corporate structure;

(d)                         take or omit taking any actions that would render any of Seller's representations and warranties incorrect or incomplete;

(e)                         merge or consolidate with any other corporation or entity;

(f)                          dissolve or cease its operations as they are now conducted;

(g)                         take any action that would cause or induce any account debtor on any Receivable to fail to pay the Receivable in a timely manner;

(h)                         take any action that would result in any change in ownership or operational control of Seller, including selling, disposing, transferring or conveying all or substantially all of Seller’s assets or selling any assets outside the normal course of business;

(i)                          reflect on its books and records the sale of receivables and related interests sold herein as anything other than “true sales” in accordance with generally accepted accounting principles; or

(j)                          incur any indebtedness from any third party during the term of the Agreement, other than trade debt and vendor payments that are not secured by the Collateral and that are incurred in the ordinary course of business. Specifically, Seller shall not enter into any loan agreement with any third party during the term of the Agreement (including revolver facilities, term loans, or merchant cash advances). In furtherance hereof, Seller further agrees that it shall not permit any lender or financier from initiating ACH debits from Seller’s bank accounts.

Seller covenants that it will notify Purchaser in writing immediately upon the imposition or assessment of any, tax lien, assessment or similar levy against Seller or any of Seller's assets, and upon any Dispute arising with respect to any Receivable.

Seller further covenants that it will provide Purchaser with true and correct copies of its financial statements, including profit and loss statements, cash flow statements, balance sheets, A/R aging and A/P aging reports, current list of account debtors, bank accounts statements, and any other similar information requested by Purchaser, on a monthly basis, within 10 days following the end of each calendar month beginning on the date of this Agreement and continuing until termination thereof.

Seller shall not at any time, without the prior written consent of Purchaser in each instance, take any collection action with respect to the Receivables, including but not limited to the following action, (a) granting any extension of time for payment of any of the Receivables, (b) compromising or settling any of the Receivables for less than the full amount thereof, (c) releasing in whole or in part any account debtor, or (d) granting any credits, discounts, allowances, deductions, return authorizations or the like with respect to any of the Receivables.

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Section 19. Other Accounts Receivable.

At the request of Purchaser, Seller shall agree to direct its customers or otherwise cause payments relating to all other accounts receivable (whether purchased hereunder or not) to be directed to Purchaser for processing. Purchaser shall have the right to facilitate this processing by taking all actions necessary to cause all of Seller’s Receivables and any other accounts receivable to be directed to Purchaser and Purchaser may use that Special Power of Attorney described in Section 3 for that purpose. Purchaser may, from time to time, with or without notice, subtract from any such collections any charges or Obligations as defined in this Agreement. Purchaser shall show any collections on the Collection Report (as defined in Section 20) and shall from time to time release the amounts collected to Seller, subject to any charges thereto properly made by Purchaser. Purchaser shall charge no additional consideration for such processing and shall bear no responsibility or obligation in connection therewith.

Section 20. Reports and Sharing of Information.

Purchaser will make available to Seller from time to time periodic reports of purchases, advances, collections and related information. Seller is aware that certain balances may be reported in such reports under the column titled “Reserve Refund” (or similar variants) and Seller acknowledges that “Reserve Refund” has no meaning other than it serves as the title for such column. Any Reserve Refund is subject to Purchaser’s right of setoff and recoupment. Accordingly, any amount reflected therein shall not be interpreted as an obligation of Purchaser to make a disbursement thereof. In lieu of delivery, Purchaser may make such reports described herein accessible by electronic means. The online accessibility of such reports may be administered by one or more third party vendors and is provided on an “AS IS” and “AS AVAILABLE” basis. Seller is responsible for managing and safeguarding its usernames and passwords and for otherwise safeguarding against the unauthorized access to and use of any online database so provided and the information made available thereby, and Seller indemnifies and holds Purchaser harmless from and against any claims related thereto.

If Seller was referred to Purchaser by a commonly owned affiliate of Purchaser, broker or correspondent bank (collectively referred to herein as a “Third Party Referral Source”), which referral may be subject to Purchaser’s payment of a Referral Fee (herein so called) to the Third Party Referral Source, Seller (a) acknowledges any such Referral Fee arrangement and (b) authorizes Purchaser to share information about Seller with the Third Party Referral Source, including information described in the preceding paragraph, information concerning Seller’s performance under this Agreement.

Section 21. Resolution of Disputes; No Assumption of Liability by Purchaser.

Seller shall immediately notify Purchaser of the assertion by any account debtor of any Dispute. Seller shall settle, at its own expense, all Disputes, subject to Purchaser's approval, but Purchaser shall have the right, in its discretion, to settle any Dispute directly with the account debtor involved upon such terms as Purchaser may deem advisable and at Seller's expense without waiving Purchaser's right to Charge-Back any Receivable or to declare a Default, and any deficiency resulting from such settlement shall be the responsibility of Seller.

Seller authorizes Purchaser to accept, indorse and deposit on behalf of Seller any checks tendered by an account debtor “in full payment” of its obligation to Seller. Seller shall not assert against Purchaser any claim arising therefrom, irrespective of whether such action by Purchaser effects an accord and satisfaction of Seller's claims, under Section

3.311 of the UCC, or otherwise.

Seller specifically acknowledges and agrees that Purchaser is not assuming any liability or obligation of any kind to Seller's customers or in any way relating to the Receivables or any of Seller's other accounts receivable.

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Section 22. SELLER'S INDEMNITY OF PURCHASER.

Seller hereby unconditionally and irrevocably, jointly and severally, agrees to indemnify, defend and hold harmless Purchaser, its officers, servants, employees, agents, attorneys, principals, directors, affiliates, shareholders, parents, subsidiaries, predecessors, successors, and assigns (collectively, the “Indemnified Parties”) from and against any and all Losses (as hereinafter defined) that any Indemnified Party may suffer, pay or incur as a result of, arising from or connected with any Claim (as hereinafter defined) threatened or asserted against any Indemnified Party, by any person or entity.

For purposes hereof, “Claims” shall mean all, claims, demands, lawsuits, causes of action, choses in action and other legal and administrative actions and proceedings of whatever nature or kind threatened, brought, or asserted against any Indemnified Party whether by reason or in consequence of direct action, counterclaim, cross-claim, third party claim, intervention, interpleader, or otherwise, even if groundless, false, meritless or fraudulent, and whether or not caused directly or indirectly, by any error, omission, act or negligence of any Indemnified Party so long as the claim, lawsuit, cause of action, chose in action or other legal action or proceeding is alleged or determined, directly or indirectly, to arise out of, result from, relate to, or be based upon, in whole or in part: (i) the obligations, duties, responsibilities, activities, acts or omissions of any person or entity, including any Indemnified Party, in connection with this Agreement or any Purchase Document; (ii) any relationship between any Indemnified Party and Seller (or any predecessor or successor-in-interest to Seller); or (iii) any matter whatsoever relating to any of the Receivables, including, without limitation, the use, ownership, sale, conversion, disposition, or collection of all or any portion of the Receivables (including compliance with laws).

For purposes hereof, “Losses” shall mean any losses, costs, damages, expenses, judgments, liabilities, obligations and penalties of whatever nature or kind, including, without limitation, attorneys', accountants' and other professional fees; litigation expenses and court costs and expenses; amounts paid in settlement; amounts paid to discharge judgments, penalties, fines and amounts payable to or incurred by any Indemnified Party to any other person or entity, directly or indirectly, resulting from, arising out of or relating to one or more Claims.

In the event that Seller fails or refuses to defend any Indemnified Party as required herein, or Seller fails or refuses to engage independent counsel to defend any Indemnified Party to avoid any possible conflict of interest that results from joint representation of Seller and any Indemnified Party by the same counsel, then, in such event, Indemnified Party, at its option, may engage counsel to defend Indemnified Party and Seller consents, covenants and agrees to bear and pay all such legal fees and related costs just as though Seller had incurred the same for its own account.

Section 23. Books and Records.

Seller agrees to permit Purchaser access to all books and records of the Seller including access to computer files and databases, during normal business hours.

Section 24. Taxes.

All taxes and governmental charges imposed with respect to the sales of the goods related to the Receivables shall be charged to Seller.

Section 25. Termination.

Seller and Purchaser recognize that future purchases of Receivables are to be made only with mutual consent, through joint execution of a supplemental Schedule. Accordingly, either party may terminate this Agreement at any time as it relates to future Receivables. As to Receivables at any time purchased, however, Seller may terminate this Agreement only upon sixty (60) Business Days prior written notice to Purchaser, and subject to the following terms: Purchaser shall not be obligated to release its security interest and execute releases of UCC filings until ten (10) Business Days (hereinafter defined) after all Receivables and all other Obligations have been paid to Purchaser in full. At such time, Purchaser shall also release to Seller the balance, if any, owed to Seller as derived from all debits and credits made in connection with this Agreement. Termination of this Agreement shall not terminate any of Seller's other liabilities or obligations hereunder, including but not limited to any obligations that may arise under Seller's indemnification obligation described above. Should Seller fail to give Purchaser the requisite written notice prior to termination as provided for herein, Seller shall pay to Purchaser a Termination Fee equal to the greater of (a) an amount equal to the sum of the Minimum Monthly Discount Fees paid over the previous six months, or (b) the average Total Monthly Fees earned hereunder over the previous six months [the sum of the Total Monthly Fees earned over the previous six months, divided by six]. The “Total Monthly Fees” shall include all fees referenced in this Agreement, as well as the accumulated Discounts (minus any Rebates), earned over a particular month. The Total Monthly Fees are generally reflected under the column entitled “Fees”, in the Client Summary Report provided to Seller in furtherance of Section 20. As used in this Agreement, the term “Business Day” means any day on which commercial banks are not authorized or required to close in Houston, Texas. Any termination shall be subject to Seller’s continuing indemnity of Purchaser from preference actions involving any of Seller’s account debtors. The Termination Fee shall become an Obligation hereunder.

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Section 26. Waiver.

Any failure by Purchaser to exercise any of its rights hereunder shall not be deemed to be a waiver by Purchaser of such or any other rights, nor in any manner impair the subsequent exercise of the same or any other right, and any waiver by Purchaser of any Event of Default or Default shall not constitute a waiver of any subsequent Event of Default or Default.

Section 27. Choice of Law; Venue, Service of Process.

This Agreement shall be construed according to the laws of the State of Texas, without regard to choice of law principles, and shall be wholly performable in Harris County, Texas. Any action or proceeding against Seller under or in connection with this Agreement or any of the Purchase Documents shall be brought exclusively in any state or federal court in Harris County, Texas, and Seller hereby irrevocably submits to the exclusive jurisdiction of such courts and waives any objection it may now or hereafter have as to the venue of any such court as an inconvenient forum. Seller agrees that service of process upon it may be made by certified or registered mail, return receipt requested, at its office specified in this Agreement, regardless of whether said notice is claimed or received by Seller. Nothing herein or in any of the Purchase Documents shall affect the right of Purchaser to serve process in any other manner permitted by law or shall limit the right of Purchaser to bring any action or proceeding against Seller or with respect to any of its property in courts in other jurisdictions. Any action or proceeding by Seller against Purchaser shall be brought only in a court located in Harris County, Texas. Seller warrants and represents that the transactions contemplated by this Agreement and the Purchase Documents bear a reasonable relation to the jurisdiction of Texas and to the venue of Harris County. Purchaser’s factoring offices are located in Houston, Texas. This Agreement shall be deemed accepted in Texas by the parties hereto, regardless of the situs of Seller, Seller’s operations, or Seller’s Receivables.

Section 28. WAIVER OF JURY TRIAL; CLASS ACTION WAIVER.

EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER PURCHASE DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER LEGAL THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER PURCHASE DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

TO THE FULLEST EXTENT PERMITTED BY LAW, YOU AND WE EACH WAIVE OUR RESPECTIVE RIGHT TO LITIGATE ANY DISPUTE AS A CLASS ACTION, EITHER AS A MEMBER OF A CLASS OR AS A REPRESENTATIVE, OR TO ACT AS A PRIVATE ATTORNEY GENERAL.

Section 29. Assignment; Successors and Assigns.

Purchaser may from time to time, without the consent of Seller, assign its rights, or sell participation interests, in and under this Agreement, and the assignee or participant shall be entitled to all of the rights and remedies of Purchaser under this Agreement, including its rights as a secured party, and Purchaser may freely share financial and other information to such participants or assignees, including prospective participants and potential assignees, regarding Seller. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective administrators, legal representatives, successors and assigns; however, Seller may not assign its obligations or rights under this Agreement without the written consent of Purchaser. Purchaser is under no obligation to notify Seller regarding participation interests sold or to disclose the identity of participants.

Section 30. Severability.

If any provision of this Agreement shall, for any reason, be held to violate any applicable law (including statutes and case law), regulation, binding rule, or public policy or other similar mandate by any governing authority, or is otherwise held to be invalid, illegal, or unenforceable for any reason whatsoever, then the remaining portion of this Agreement shall remain in full force and effect.

Section 31. Headings, Construction.

The headings contained in this Agreement are for reference purposes only and shall not modify or affect the terms of this Agreement in any manner.

Section 32. Saturday, Sunday or Legal Holiday.

If any day provided in this Agreement for the performance of any obligation should fall on a day which is not a Business Day, the compliance with such obligation or delivery shall be deemed acceptable on the next Business Day following such day.

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Section 33. Notices.

Any notice, demand or request permitted, required or desired to be given under this Agreement shall be in writing and shall be deemed effectively given when actually hand delivered, or when sent by private receipted carrier guaranteeing same-day or next-day delivery, when sent by facsimile to the number set forth below for each party, or three (3) business days after being sent by United States certified or registered mail, return receipt requested, postage prepaid, or sent by private, receipted carrier guaranteeing same-day or next-day delivery, addressed as follows:

If to Purchaser:

Zions Bancorporation, N.A.,

doing business as Amegy Bank Business Credit

12130 Hempstead Road

Houston, Texas 77092

Attention: Legal Department

If to any Seller:

Koil Energy Solutions, Inc.

1310 Rankin Road

Houston, Texas 77073

Attention: Charles K. Njuguna

Telephone No.: (281) 862-2201

Facsimile No.: N/A

Email: tashurst@koilenergy.com

The provision for a direct “Attention” individual is for convenience only and receipt is not conditioned upon that individual’s actual receipt. Reference to more than one delivery address above does not impart a duty upon Purchaser to notify Seller in any particular manner.

Section 34. Costs of Enforcement.

In the event of any Default or breach by Seller under this Agreement, or any portion hereof, whether or not such enforcement becomes necessary by reason of a breach or default by Seller and/or in the event it becomes necessary for Purchaser to employ an attorney and incur other expenses to collect any Receivable or Obligation, or to negotiate or otherwise render advice on this Agreement, Seller agrees to pay to Purchaser on demand, from time to time as such amounts are incurred by Purchaser, an amount or amounts equal to all fees, expenses, attorneys' fees and costs incurred by Purchaser including but not limited to court costs and reasonable attorneys' fees. The costs described in this section may become Obligations under Section 12 of this Agreement. Furthermore, Seller agrees to reimburse Purchaser on demand for the actual amount of all costs and expenses, including attorneys' fees, which Purchaser has incurred or may incur in:

(a)                         negotiating, preparing, or administering this Agreement and any documents prepared in connection herewith, now and during the term of this Agreement, all of which shall be paid contemporaneously with the execution hereof or upon demand, as applicable;

(b)                         protecting, preserving or enforcing any lien, security interest or other right granted by Seller to Purchaser or arising under applicable law, whether or not suit is brought, including but not limited to the defense of any claims or Disputes; and

(c)                         complying with any subpoena or other legal process attendant to any litigation in which Seller is a party, including photocopying and travel expenses.

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Section 35. Nature of Charges.

The Discounts, any additional Discounts, and commissions or other charges payable hereunder constitute consideration for Purchaser's services provided hereunder in connection with making credit investigations, supervising the ledgering of accounts purchased, supervising the collection of the accounts purchased, assuming certain risks and other services provided by Purchaser hereunder. Nothing contained herein shall be construed to require the payment of interest for the use, forbearance, or detention of money (except with respect to the interest that may be charged by Purchaser under Section 15); however, should a court of competent jurisdiction rule that any part of Purchaser's discounts, additional discounts, and factoring commissions or any other charges hereunder are in fact or in law to be treated as interest on funds advanced, in no event shall Seller be obligated to pay that interest at a rate in excess of the maximum amount permitted by law, and all agreements, conditions, or stipulations contained herein, if any, which may in any event or contingency whatsoever operate to bind, obligate, or compel Seller to pay a rate of interest exceeding the maximum rate of interest permitted by law shall be without binding force or effect at law or in equity to the extent only of the excess of interest over such maximum rate of interest permitted by law. Also in such event, Purchaser may “spread” all charges characterized as interest over the entire term of all transactions with Seller and may refund to Seller the excess of any payments made over the highest lawful rate. It is the intention of the parties hereto that in the construction and interpretation of this Agreement, this paragraph shall be given precedence over any other agreement, condition, or stipulation herein contained which is in conflict with same.

Section 36. Equitable Subrogation.

To the extent that Purchaser advances proceeds under this Agreement to Seller that are used to pay any prior indebtedness secured by any outstanding lien, security interest, charge or prior encumbrance against, in, on or to the Receivables, then such proceeds shall have been advanced by Purchaser at Seller's request; and Purchaser shall be fully subrogated to any and all rights, titles, interests, powers, equities, liens, encumbrances, and security interests (collectively “Liens”) owned or granted by any owner or holder of such Liens, irrespective of whether said Liens are released of record, or otherwise, and all of said Liens shall fully inure to the benefit of Purchaser.

Section 37. Electronic Signatures.

Seller agrees that any executed facsimile (faxed), electronic copy of documents, electronic signatures, or signature- stamped documents, or any email from Seller acknowledging or consenting to agreement, received by Purchaser relating to this agreement, including but not limited to Schedules, Invoices or Bills of Lading, shall be deemed to be of the same force and effect as the original, manually executed documents.

Section 38. Joint and Several Obligations.

If more than one party is executing this Agreement as Seller, each party agrees that its obligations hereunder are joint and several. Each party constituting Seller agrees and warrants to Purchaser that (a) the value of the consideration received and to be received by it as a result of its liability on the obligations of each other Seller is reasonably worth at least as much as the liability and obligation it has hereunder, and (b) such liability and obligation may reasonably be expected to benefit it, directly or indirectly. Each party constituting Seller specifically agrees that execution by any one of them of any Schedule, Bill of Sale, any Purchase Document, or other instrument executed in connection herewith shall be deemed the fully authorized act of each party constituting Seller, jointly and severally binding upon each.

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Section 39. Obligations Absolute.

Seller and (if more than one party) each party constituting Seller agrees that its obligations shall not be released, diminished, impaired or affected by the occurrence of any one or more of the following events, all of which may occur without notice to or consent of any other Seller:

(a)                        Any release, partial release, subordination or loss of any security, guaranty or collateral at any time existing in connection with the obligations contained herein;

(b)                         The death, insolvency, bankruptcy, disability or incapacity of any Seller, any guarantor, or any other party now or hereafter obligated hereon;

(c)                        Any renewal, extension, and/or rearrangement of all or any portion of the obligations contained herein;

(d)                         Any neglect, delay, omission, failure or refusal of Purchaser to take or prosecute any action for the collection of the obligations provided herein;

(e)                        The unenforceability for any reason of all or any part of the obligations contained herein against any Seller, guarantor or other party;

(f)                         The finding of any payment by any Seller to constitute a preference under bankruptcy or similar debtor relief law;

(g) Any release or partial release of liability of any Seller, guarantor or other party; or

(h)                        Any other action that might impair rights in the nature of contribution or subrogation that any Seller might otherwise have.

Section 40. Seller's Waiver of Notice.

Seller hereby waives notice of nonpayment of any Receivables as well as all other notices, demands or presentations for payment, or acts of recoupment or setoff, under this Agreement. Seller further agrees that Purchaser may extend, modify or renew from time to time the payment of any Receivable without notice to or consent by Seller.

Section 41. Entire Agreement; Amendment.

This Agreement and the other instruments executed and delivered by Seller and Purchaser in connection herewith represents and embodies the final, entire agreement between the parties hereto and supersedes any and all prior commitments, agreements, representations and understandings, whether written or oral relating to the subject matter hereof, including any written proposal, and may not be contradicted or varied by evidence of prior, contemporaneous or subsequent oral agreements or discussions of the parties hereto. There are no oral agreements between the parties hereto. The provisions of this Agreement may not be amended or modified except by a written instrument executed by Purchaser and Seller. However, from time to time, Purchaser may unilaterally amend, modify, supplement or completely restate the terms of this Agreement, any amendments or addenda thereto, and any Purchase Document, including any Schedule, the manner in which invoices are submitted to Purchaser for consideration, the fees, rebates and discounts charged herein, and any other provision. Upon such amendment, Purchaser shall provide notice to the affected party thereof, to take effect immediately, but not retroactively, and such amendment will be conclusively deemed accepted upon such notice, unless this Agreement is terminated by Seller (which shall not relieve Seller of any termination fees due hereunder).

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Section 42. Release of Liability.

Seller hereby releases and exculpates Purchaser, its officers, employees, attorneys and designees, from any liability arising from any acts under this Agreement or in furtherance thereof whether of omission or commission, and whether based upon any error of judgment or mistake of law or fact, except for willful misconduct. In no event will Purchaser have any liability to Seller for lost profits or other special or consequential damages. Without limiting the generality of the foregoing, Seller releases Purchaser from any claims which Seller may now or hereafter have arising out of Purchaser's endorsement and deposit of checks issued by Seller's customers stating that they were in full payment of an account, but issued for less than the full amount which may have been owed on the account.

Section 43. Conflict.

Unless otherwise expressly stated in any other agreement between Purchaser and Seller, if a conflict exists between the provisions of this Agreement and the provisions of such other agreement, the provisions of this Agreement shall control.

Section 44. Nature of Agreement; Account Purchase Transaction.

Seller and Purchaser have, for purposes of Chapter 306 of the Texas Finance Code and Section 9.109(e) of the UCC, characterized the sale of Receivables and Related Interests by Seller to Purchaser pursuant to this Agreement as a transaction for the purchase and sale of accounts receivable, and not a loan or other similar transaction for the use, forbearance or detention of money. Seller warrants and represents to Purchaser that (a) Seller is a sophisticated commercial enterprise, (b) Seller therefore understands that this is a factoring agreement and not a loan, and (c) Seller has been advised by its own independent counsel on the nature of such agreements prior to executing this Agreement.

Section 45. Authority.

The individual signing below warrants and represents that s/he has the requisite authority to bind the entity on whose behalf s/he signs. Purchaser may rely on any Schedule that purports to come from the Seller and is under no duty to verify its authenticity or genuineness or the authority of the signatory.

Section 46. USA Patriot Act Notice.

Important information about procedures for opening a new account or establishing a new customer relationship to help the government fight the funding of terrorism and money laundering activities: Federal law requires all U.S. financial institutions to obtain, verify, and record information that identifies each individual or institution that opens an account or establishes a customer relationship with Purchaser. What this means is if you enter into a new customer relationship with Purchaser, Purchaser will ask for your name, address, date of birth (as applicable) and other identification information. This information will be used to verify your identity. As appropriate, Purchaser may, in its discretion, ask for additional documentation or information. If all required documentation or information is not provided, Purchaser may be unable to open an account or establish a relationship with you.

Section 47. Reporting Requirements.

Seller is required to furnish to Purchaser on an annual basis: (i) a completed and signed financial statement of Seller that is less than one year old, and on a form acceptable to Purchaser, and (ii) a current and complete filed annual tax return of Seller, including all schedules (Schedule K-1).

Section 48. Special Provisions.

Seller shall sell to Purchaser all of its then-existing Accounts which are generated from the Seller’s rendering of services or sale of goods on a time and materials basis prior to submitting for sale any Accounts which are generated from the Seller’s rendering of services or sale of goods on a milestone billing basis. For clarity, Purchaser is under no obligation to purchase any particular Account, be it based on time and materials or milestone billings.

[Remainder of Page Intentionally Left Blank, Signature Pages Follow]

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DATED: ____5/24__________________, 2023

PURCHASER:

ZIONS BANCORPORATION, N.A.,
doing business as AMEGY BANK BUSINESS CREDIT

By: /s/ Brad Agee

Name: Brad Agee

Title: Senior Vice President

SELLER:

KOIL ENERGY SOLUTIONS, INC.,
a Delaware corporation

By: /s/ Charles K. Njuguna

Name: Charles K. Njuguna

Title: CEO

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